UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Diplomat Pharmacy, Inc.
(Name of registrant as specified in its charter)

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LETTER TO OUR SHAREHOLDERS

April 17, 2015

To our Shareholders:

We cordially invite you to attend our 2015 annual meeting of shareholders, which will be held on Friday, June 5, 2015, at 1:00 p.m., Eastern Time, at our corporate headquarters, 4100 S. Saginaw St., Flint, Michigan. The business to be conducted at the annual meeting is set forth in the attached Notice of 2015 Annual Meeting of Shareholders and Proxy Statement.

This year is our 40th anniversary for Diplomat, and we're excited to be right where we are as the nation's only publicly traded pure play specialty pharmacy. With our singular focus on specialty pharmacy, we continued to win access to limited-distribution drugs throughout 2014, with leading biotechnology and pharmaceutical companies. The consequences are favorable: a wider selection of patient populations we can treat, improved treatment solutions we're able to offer and, for our shareholders, a high-growth company.

2014 results include:

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  Revenue of $2,215 million, an increase of 46% compared to 2013

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  Adjusted EBITDA of $35.2 million, an increase of 85% compared to 2013

Our belief remains: "Take good care of patients, and the rest falls into place." With this philosophy at our core, we're able to keep our first focus on the human being we're helping. Customizing our approach to managing others' needs—from patients to industry partners—has been the recipe for our success for the past four decades.

Thank you for your continued support of Diplomat.

Sincerely,

Philip R. Hagerman
Chairman of the Board and
Chief Executive Officer

Corporate Headquarters
4100 S. Saginaw Street
Flint, MI 48507
(888) 720-4450

DIPLOMAT PHARMACY, INC.
NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

Our 2015 annual meeting of shareholders will be held on Friday, June 5, 2015 at 1:00 p.m., Eastern Time, at our corporate headquarters at 4100 S. Saginaw St., Flint, Michigan to conduct the following items of business:

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  To elect two Class I directors named in the accompanying Proxy Statement, each to serve for a three-year term or until his successor has been duly elected and qualified.

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  To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2015.

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  To approve (on an advisory basis) the compensation of our named executive officers.

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  To approve (on an advisory basis) whether an advisory vote on the compensation of our named executive officers should occur every one, two, or three years.

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  To transact any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

Only holders of our common stock at the close of business on April 10, 2015, the record date, are entitled to receive this notice and to attend and vote at the annual meeting.

We have elected to furnish proxy materials to you primarily through the Internet, which expedites your receipt of materials, lowers our expenses and conserves natural resources. On or about April 24, 2015, we intend to mail to our shareholders of record a notice containing instructions on how to access our 2015 proxy statement and 2014 annual report through the Internet and how to vote through the Internet. The notice also will include instructions on how to receive such materials, at no charge, by paper delivery (along with a proxy card) or by e-mail. Beneficial owners will receive a similar notice from their broker, bank or other nominee. Please do not mail in the notice, as it is not intended to serve as a voting instrument. Notwithstanding anything to the contrary, the Company may send certain shareholders of record a full set of proxy materials by paper delivery instead of the notice or in addition to sending the notice.

You can elect to receive future proxy materials by e-mail at no charge instead of receiving these materials by paper delivery by voting using the Internet and, when prompted, indicating you agree to receive or access shareholder communications electronically in future years.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote promptly and save us the expense of additional solicitation. If you attend the annual meeting, you may revoke your proxy in accordance with the procedures set forth in the Proxy Statement and vote in person.

By Order of the Board of Directors
Sean M. Whelan Chief Financial Officer, Treasurer and Secretary

Flint, Michigan
April 17, 2015

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and therefore you should read the entire proxy statement before voting. For more complete information regarding the 2014 performance of Diplomat Pharmacy, Inc. (the "Company"), review the Company's annual report on Form 10-K for the year ended December 31, 2014.

Please Vote Today

Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote promptly to save us the expense of additional solicitation. Please carefully review the proxy materials for the 2015 annual meeting and follow the instructions below to cast your vote on all of the proposals.

Proposals, Board Recommendations and Required Vote

Proposal	Board Recommendation	Required Vote

No. 1—Election of Directors (page 6)	FOR each nominee	Plurality
No. 2—Ratification of Independent Registered Public Accounting Firm (page 37)	FOR	Majority of the votes cast that are entitled to vote
No. 3—Advisory Vote to Approve Named Executive Officer Compensation (page 38)	FOR	Majority of the votes cast that are entitled to vote
No. 4—Advisory Vote on Named Executive Officer Compensation Every One, Two or Three Years (page 39)	EVERY ONE YEAR	Majority of the votes cast that are entitled to vote

Voting Methods in Advance of Annual Meeting

Even if you plan to attend the 2015 annual meeting in person, please vote right away using one of the following voting methods (see page 3 for additional details). Make sure to have your proxy card or voting instruction card in hand and follow the instructions.

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  Use the Internet.    Visit the website listed on your notice card, proxy card, voting instruction card or e-mail notification.

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  Call by Telephone.    Call the telephone number on your notice card, proxy card or voting instruction card.

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  Send by Mail.    Sign, date and return your proxy card or voting instruction card in the enclosed envelope.

Attend and Vote at Annual Meeting

Date:	Friday, June 5, 2015
Time:	1:00 p.m., Eastern Time
Location:	Corporate Headquarters, 4100 S. Saginaw St., Flint, Michigan

Shareholders of record and beneficial owners (if in possession of a proxy from your broker, bank or other nominee) as of April 10, 2015 may attend and vote at the annual meeting.

Director Nominees

The Board currently consists of seven directors serving staggered terms. Two Class I directors are to be elected at the annual meeting to hold office until the 2018 annual meeting of shareholders. The Board has re-nominated current Class I directors, Philip Hagerman and David Dreyer, for three-year terms. The following table provides summary information about such director nominees.

Name	Age	Director Since	Independent	Primary Occupation	Committee Memberships	Current Public Company Boards
Philip R. Hagerman	62	1992	No	Chairman and Chief Executive Officer of Diplomat Pharmacy, Inc.	None	None
David Dreyer	58	2014	Yes	Chief Financial Officer of BIOLASE, Inc.	Audit, Compensation and NCGC	InfuSystem Holdings, Inc.

Ratification of Independent Registered Public Accounting Firm

At the 2015 annual meeting, stockholders are being asked to ratify the appointment of BDO USA, LLP ("BDO") as the Company's independent registered public accounting firm for 2015.

The following table sets forth the fees the Company was billed for audit and other services provided by BDO in 2014. Since the initial public offering of the Company, all of such services were approved in conformity with the pre-approval policies and procedures of the Audit Committee and the Audit Committee, based on its reviews and discussions with management and BDO, determined that the provision of these services was compatible with maintaining BDO's independence.

Fiscal 2014 ($)
Audit Fees	607,834
Audit-Related Fees	178,632
Tax Fees	115,185
Other Fees	0

Total Fees	901,651

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
JUNE 5, 2015

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors (the "Board") of Diplomat Pharmacy, Inc. (the "Company") is soliciting your proxy, as a holder of our common stock, for use at our 2015 annual meeting of shareholders and any adjournment or postponement of such meeting. The 2015 annual meeting will be held on Friday, June 5, 2015, at 1:00 p.m., Eastern Time, at the Company's headquarters at 4100 S. Saginaw St, Flint, Michigan.

The notice of annual meeting, proxy statement and form of proxy was first mailed to shareholders of record of our common stock on or about April 24, 2015.

What is the purpose of the annual meeting?

At the annual meeting, you will be voting on:

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  The election of two Class I directors named in this proxy statement, each to serve for a three-year term or until his successor has been duly elected and qualified.

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  The ratification of the appointment of BDO USA, LLP ("BDO") as our independent registered public accounting firm for the year ending December 31, 2015.

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  The approval (on an advisory basis) of the compensation of our named executive officers.

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  The approval (on an advisory basis) of whether an advisory vote on the compensation of our named executive officers should occur every one, two, or three years.

The Board recommends a vote FOR each of the director nominees listed in this proxy statement, FOR the ratification of BDO's appointment, FOR the approval of the compensation of our named executive officers, and FOR an advisory vote on the compensation of our named executive officers every ONE year. We are not aware of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to your proxies to vote on such matter in their best judgment; proxy holders named in the proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.

During or immediately following the annual meeting, management will report on our performance and will respond to appropriate questions from shareholders. Representatives of BDO will be present at the annual meeting, will make a statement, if they desire to do so, and will answer appropriate questions from our shareholders.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on April 10, 2015, the record date, provided such shares are held directly in your name as the shareholder of record or are held for you as the beneficial owner through a broker, bank or other nominee. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. As of April 10, 2015, we had 62,415,400 shares of common stock outstanding and entitled to vote.

What is the difference between holding shares as a shareholder of record and a beneficial owner?

Shareholders of Record.    If your shares are registered directly in your name with the Company's transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and the applicable proxy materials are being sent directly to you by Broadridge Investor Communications Solutions ("Broadridge") on behalf of the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company through a proxy card, through the Internet or by telephone, or to vote in person at the annual meeting.

Beneficial Owners.    Many of the Company's shareholders hold their shares through a broker, bank or other nominee rather than directly in their own names. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares, and the applicable proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. Your broker, bank or nominee has enclosed voting instructions for you to use in directing the broker, bank or nominee on how to vote your shares. Since you are not the shareholder of record, you may not vote these shares in person at the annual meeting unless you obtain a proxy from your broker, bank or nominee and bring such proxy to the annual meeting.

Why did I receive a Notice in the mail regarding internet availability of proxy materials?

The Company has elected to furnish proxy materials to you primarily through the Internet, which expedites the receipt of materials, lowers our expenses and conserves natural resources. If you received the Notice containing instructions on how to access this proxy statement and the 2014 annual report through the Internet, please do not mail in the Notice, as it is not intended to serve as a voting instrument.

How can I access the Company's proxy and other reports filed with the SEC?

The Company's website, www.diplomat.is, under the Investors-Financial Information-SEC filings tab, provides free access to the Company's reports with the U.S. Securities and Exchange Commission (the "SEC") as soon as reasonably practicable after the Company electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports. Further, you can view these documents on a website maintained by the SEC at www.sec.gov.

As noted above, most shareholders will receive a Notice with instructions on how to view the proxy materials through the Internet (at www.proxyvote.com). The Notice includes a control number that must be entered on the Internet in order to view the proxy materials. The Notice also describes how to receive the proxy materials by paper delivery or e-mail. You can elect to receive future proxy materials by e-mail at no charge by voting using the Internet and, when prompted, indicating you agree to receive or access shareholder communications electronically in future years. If you would like additional paper copies without charge, please send a written request to the Company's executive office: Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw St., Flint, MI 48507.

The references to the website addresses of the Company and the SEC in this proxy statement are not intended to function as a hyperlink and, except as specified herein, the information contained on such websites is not part of this proxy statement.

May I vote my shares in person at the annual meeting?

Even if you plan to be present at the meeting, we encourage you to vote your shares prior to the meeting.

Shareholders of Record.    If you are a shareholder of record and attend the annual meeting, you may deliver your completed proxy card or vote by ballot.

Beneficial Owners.    If you hold your common shares through a bank, broker or other nominee and want to vote such shares in person at the annual meeting, you must obtain a proxy from your broker, bank or other nominee giving you the power to vote such shares.

Can I vote my shares without attending the annual meeting?

By Mail.    If you received your annual meeting materials by paper delivery, you may vote by completing, signing and returning the enclosed proxy card or voting instruction card. Please do not mail in the Notice, as it is not intended to serve as a voting instrument.

By Telephone.    You may vote by telephone as indicated on your enclosed proxy card or voting instruction card.

Through the Internet.    You may vote through the Internet as instructed on your Notice, proxy card, voting instruction card, or e-mail notification. In order to vote through the Internet, you must enter the control number that was provided on your Notice, proxy card, voting instruction card, or e-mail notification. If you do not have any of these materials and are a shareholder of record, you may contact Diplomat's Legal Department, 4100 S. Saginaw St., Flint, Michigan, 48507, Attention: General Counsel to request a proxy card (which will include your control number) to be mailed to your address on record or an e-mail with your control number to be sent to your e-mail address on record. If you do not have any of these materials and are a beneficial owner, you must contact your broker, bank or other nominee to obtain your control number.

Can I change my vote?

Shareholders of Record.    You may change your vote at any time before the proxy is exercised by voting in person at the annual meeting or by filing with our Secretary either a notice revoking the proxy or a properly signed proxy, in each case bearing a later date. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you file the proper documentation for it to be so revoked.

Beneficial Owners.    If you hold your shares through a bank, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised.

What does it mean if I receive more than one Notice, proxy card, voting instruction card or e-mail notification?

If you receive more than one Notice, proxy card, voting instruction card or e-mail notification, it means that you have multiple accounts with banks, brokers, other nominees and/or our transfer agent. Please vote each document that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, 480 Washington Blvd., 29th Floor, Jersey City, NJ 07310; Telephone: (201) 680-5258.

What if I do not vote for some of the items listed on my proxy card or voting instruction card?

Shareholders of Record.    If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to certain matters, will be voted in accordance with the recommendations of the Board on such matters.

Beneficial Owners.    If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice or return the voting instruction card, the bank, broker or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable law and New York Stock Exchange ("NYSE") rules and regulations, a bank, broker or nominee has the discretion to vote on routine matters, including the ratification of the appointment of an independent registered public accounting firm. For all other matters at the 2015 annual meeting, the Company believes that your broker and certain banks and nominees will be unable to vote on your behalf if you do not instruct them how to vote your shares. If you do not provide voting instructions, your shares will be considered "broker non-votes" with regard to the non-routine proposals because the broker and certain other nominees will not have the discretionary authority to vote thereon. Therefore, it is very important for you to vote your shares for each proposal.

How many shares must be present to hold the meeting?

In order for us to conduct the annual meeting, a majority of our outstanding shares entitled to vote as of April 10, 2015 must be present in person or by proxy at the meeting. This is known as a quorum. Abstentions and broker non-votes will be considered present for purposes of determining a quorum.

What vote is required to approve each item of business?

Proposal No. 1—Election of Directors.    The two nominees receiving the highest number of "for" votes at the meeting will be elected as Class I directors. This number is called a plurality. Withheld votes and broker non-votes will have no effect on the outcome of the vote.

Proposal No. 2—Ratification of Appointment of BDO.    The affirmative vote of holders of a majority of shares cast and entitled to vote, present in person or by proxy, is required for ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2015. Abstentions will have the same effect as votes against the matter.

Proposal No. 3—Advisory Approval of the Compensation of Our Named Executive Officers.    The affirmative vote of holders of a majority of shares cast and entitled to vote, present in person or by proxy, is required for the approval of the compensation of our named executive officers. Abstentions will have the same effect as votes against the matter. Broker non-votes will have no effect on the outcome of the vote.

Proposal 4—Advisory Approval as to the Frequency of Having an Advisory Vote on the Compensation of Our Named Executive Officers.    The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be deemed the shareholder recommendation as to the frequency of having an advisory vote on the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Other Matters.    If any other matter is properly submitted to the shareholders at the annual meeting, its adoption generally will require the affirmative vote of holders of a majority of shares cast and entitled to vote, present in person or by proxy. The Board does not propose to conduct any business at the annual meeting other than as stated above.

Is a registered list of shareholders available?

The names of shareholders of record entitled to vote at the annual meeting will be available to shareholders entitled to vote at the meeting on Friday, June 5, 2015 for any purpose reasonably relevant to the meeting.

Who will count the votes and where can I find the voting results?

Broadridge will tabulate the voting results. We intend to announce the preliminary voting results at the annual meeting and, in accordance with rules of the SEC, we intend to publish the final results in a current report on Form 8-K within four business days of the annual meeting.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board currently consists of seven directors serving staggered terms. The Board has re-nominated current Class I directors, Philip Hagerman and David Dreyer, for three-year terms. As discussed below, the Board has affirmatively concluded that Mr. Dreyer is independent under the applicable rules of the NYSE.

The two directors to be elected at the annual meeting will hold office until the 2018 annual meeting of shareholders (Class I directors). Each director will serve until a successor is duly elected and qualified or until such director's earlier resignation, retirement or death. The remaining directors are Class II directors (terms expire in 2016) or Class III directors (terms expire in 2017).

Each nominee has consented to be listed in this proxy statement and agreed to serve as a director if elected by the shareholders. If any nominee becomes unable or unwilling to serve between the date of this proxy statement and the annual meeting, the Board may designate a new nominee and the persons named as proxies in the attached proxy card will vote for that substitute nominee. Alternatively, the Board may reduce the size of the Board.

The Board recommends that you vote FOR the election of each of the Class I director nominees.

Board of Directors and Executive Officers

The directors and director nominees of the Company are set forth below. The employee directors are also the executive officers of the Company and serve at the pleasure of the Board.

Name	Age	Title	Class—Term Ending
David Dreyer	58	Director	Class I—2015
Philip R. Hagerman	62	Chief Executive Officer, Chairman of the Board of Directors	Class I—2015
Atheer A. Kaddis	46	Senior Vice President—Sales and Business Development, Director	Class II—2016
Kenneth O. Klepper	61	Director	Class II—2016
Jeffrey M. Rowe	59	Executive Vice President—Operations, Director	Class I—2016
Gary W. Kadlec	66	President, Director	Class III—2017
Sean M. Whelan	44	Chief Financial Officer, Secretary/Treasurer, Director	Class III—2017

Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board

The Nominating and Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience and background sought of Board members in the context of our business and the then-current membership on the Board. The Nominating and Corporate Governance Committee and the Board review and assess the continued relevance of and emphasis on these factors generally and in connection with candidate searches to determine if they are effective in helping to satisfy the Board's goal of creating and sustaining a Board that can appropriately support and oversee the Company's activities. Prior to the formation of the Nominating and Corporate Governance Committee in March 2015, the Board was responsible for the foregoing matters.

We believe our directors have an appropriate balance of knowledge, experience, attributes, skills and expertise as a group to ensure that the Board appropriately fulfills its oversight responsibilities and acts in the best interests of shareholders. Although specific qualifications for Board membership may vary from time to time, desired qualities include (A) the highest ethical character, integrity and shared values with the Company, (B) loyalty to the Company and concern for its success and welfare, (C) sound business judgment, and (D) sufficient commitment and availability to effectively carry out a director's duties. Listed below are additional key skills and experience that we consider important for our directors to have in light of our current business and structure. Thereafter, the biographies of the directors and nominees set forth their business experience during at least the past five years, as well as the specific experience, qualifications, attributes and skills that led to the Nominating and Corporate Governance Committee's conclusion that each director and nominee should continue to serve on the Board.

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  Senior Leadership Experience.    Directors who have served in senior leadership positions can provide experience and perspective in analyzing, shaping, and overseeing the execution of important operational, organizational and policy issues at a senior level.

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  Public Company Board Experience.    Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board to the CEO and other management personnel, the importance of particular agenda and oversight matters, and oversight of a changing mix of strategic, operational, governance and compliance-related matters.

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  Business Development and Mergers and Acquisitions Experience.    Directors who have a background in business development and in mergers and acquisitions transactions can provide insight into developing and implementing strategies for growing our business, which may include mergers and acquisitions. Useful experience in mergers and acquisitions includes an understanding of the importance of "fit" with the Company's culture and strategy, the valuation of transactions, and management's plans for integration with existing operations.

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  Financial and Accounting Expertise.    Knowledge of the financial markets, corporate finance, accounting regulations, and accounting and financial reporting processes can assist our directors in understanding, advising, and overseeing our capital structure, financing and investing activities, financial reporting, and internal control of such activities. The Company also strives to have a number of directors who qualify as financial experts under SEC rules.

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  Industry Expertise.    We are a specialty pharmacy operating at the center of the healthcare continuum for the treatment of complex chronic diseases. Education or experience in the healthcare, specialty pharmacy, pharmaceutical, and biotechnology industries is useful in understanding the patients, payors, pharmaceutical partners, hospitals and healthcare systems with whom we interact, the various procedures that we develop, regulatory requirements, our sales efforts, and the markets in which we compete.

Director Background and Qualifications

David Dreyer, CPA, has been a director since September 15, 2014. Since March 2015, Mr. Dreyer has served as Chief Financial Officer for BIOLASE, Inc. (NASDAQ:BIOL), a medical device company that develops, manufactures, and markets innovative lasers in dentistry and medicine as well as other digital equipment. From October 2010 to March 2015, Mr. Dreyer served as Chief Financial Officer, Chief Operating Officer and Secretary of Patient Safety Technologies, which develops, markets and sells healthcare products relating to surgical safety, and is a former public reporting company (OTC: PSTX) and since March 2014 a subsidiary of Stryker Corporation (NYSE: SYK). Previously, Mr. Dreyer was Chief Financial Officer of Alphastaff Group, Inc., a human resource outsourcing company, from August 2009 to September 2010. From September 2004 to August 2009, Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of AMN Healthcare Services, Inc. (NYSE: AHS), which provided healthcare staffing for physicians, travel nurses, and allied travel. From 1997 through 2004, Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of Sicor, Inc. (formerly Nasdaq: SCRI), a manufacturer of complex pharmaceuticals with operations in the United States and internationally, which was acquired by Teva Pharmaceutical Limited in January 2004. Prior to joining

Sicor, Mr. Dreyer served in related senior financial management positions within the pharmaceutical industry, working for Elan Corporation plc, Athena Neurosciences and Syntex Corporation. Mr. Dreyer is a Certified Public Accountant in California. Mr. Dreyer has been a director of InfuSystem Holdings, Inc. (listed on the NYSE-MKT), a provider of infusion pumps and related services, since April 2008, and currently serves as a member of their Compensation and Audit Committees and is the chair of their Nominating and Governance Committee.

Mr. Dreyer has almost 30 years of accounting, financial, compliance and operating experience and expertise in the healthcare field and has extensive senior leadership skills from his executive management positions. Mr. Dreyer also has public company board experience, from which he has expertise in finance, financial reporting, accounting, corporate governance, compensation, risk management, and healthcare matters. His long tenure as a certified public accountant and expertise in accounting and financial reporting matters, including in executive positions for public companies, led our Board to determine that Mr. Dreyer is a financial expert in accordance with SEC rules.

Philip R. Hagerman, RPh, has served as our Chief Executive Officer, a director and the Chairman of the Board of Directors since 1991. Mr. Hagerman co-founded the Company with his father in 1975.

Mr. Hagerman has led the Company as its principal executive officer, Chairman of the Board of Directors and a director for approximately 23 years. He has a unique perspective and understanding of our business, culture and history, having led the Company through many economic cycles and operational initiatives. His day-to-day leadership of the Company gives him critical insights into our operations, strategy and competition, and he facilitates the Board's ability to perform its oversight function. Throughout his career at the Company, he has demonstrated strong entrepreneurial skills, as well as regulatory, marketing, strategic, and operational expertise. Mr. Hagerman also possesses in-depth knowledge of, and key relationships in, the specialty pharmacy industry on a national basis.

Atheer A. Kaddis, PharmD, has served as our Senior Vice President, Sales and Business Development, since July 2012, and as a director of the Company since February 2013. Dr. Kaddis previously served as the Company's Vice President, Managed Markets, from October 2007 to July 2012. Before joining Diplomat, from April 2000 to October 2007, Dr. Kaddis served as Director of Pharmacy Services Clinical at Blue Cross Blue Shield of Michigan, where his responsibilities included formulary development, clinical program development, utilization management programs, specialty pharmacy programs, and pay for performance programs. His other prior experience includes service as a staff pharmacist at William Beaumont Hospital, a clinical oncology specialist at Grace Hospital, a Clinical Program Manager for the Ford Motor Company account at Blue Cross Blue Shield of Michigan and an Associate Director in Clinical Account Management at Merck-Medco (now part of Express Scripts).

Dr. Kaddis has demonstrated strong sales and business development expertise. In his current role, Dr. Kaddis leads coordination of our strategies within these business units, giving him critical insights into operational efficiencies and areas of high growth potential. Further, he possesses in-depth knowledge of, and key relationships in, the specialty pharmacy industry on a national basis.

Kenneth O. Klepper has been a director since December 16, 2014. He has previously served as President and Chief Operating Officer of Medco Health Solutions, Inc. (NYSE: MHS), a supplier of pharmacy benefit management, mail order and specialty pharmacy services, from March 2006 until the April 2012 acquisition of Medco by Express Scripts, Inc. He joined Medco in June 2003 and served as Executive Vice President, Chief Operating Officer from June 2003 through March 2006. Previously, Mr. Klepper was employed by WellChoice, Inc. (NYSE: WC), a health insurance company and parent of Empire Blue Cross Blue Shield of New York, where he held the positions of Senior Vice President, Process Champion from March 1995 to August 1999 and Senior Vice President for Systems, Technology and Infrastructure from August 1999 to April 2003. From 1991 to 1995, Mr. Klepper served in management roles at CIGNA Health Care. Mr. Klepper is a member of the Defense Business Board and the Chief of Naval Operations Executive Panel, where he has served four CNOs. He also serves on the Board of Directors at the United States Naval Institute.

Mr. Klepper has extensive operating, compliance, technology, financial, and accounting experience and expertise from his various executive management positions. In particular, his services as an executive for over 20 years in the healthcare industry, including six years as a leading executive for a provider of specialty pharmaceutical services, provides him critical industry insight and related operations, strategic, marketing, acquisition and senior leadership expertise. Mr. Klepper has over 17 years of experience in serving in executive roles for public reporting companies, from which he has expertise in finance, financial reporting, accounting, corporate governance, compensation, risk management and healthcare matters. Mr. Klepper's extensive expertise in finance, financial reporting, and accounting with publicly reporting companies led our Board to determine that Mr. Klepper is a financial expert in accordance with SEC rules.

Jeffrey M. Rowe, RPh, has served as our Executive Vice President, Operations, since 2012. Prior to that, Mr. Rowe served as Vice President of Operations since 2006 and as a director of the Company since 2005. Mr. Rowe joined Diplomat in 1993 as a staff pharmacist concentrating on building the Company's compounding and complementary services. He served as our Pharmacy Manager from 1997 to 2006. Before joining Diplomat, Mr. Rowe owned two successful independent pharmacies.

Mr. Rowe's day-to-day involvement in the Company's operations gives him critical insights into fundamental aspects of the Company's business, including accreditation, contracting and regulation. His broad range of knowledge includes diabetes, asthma, and other areas of disease state management, and he has expertise in the fields of compounding custom medications and complementary medicine, making him a key contributor to the Company's growth and success.

Gary W. Kadlec has served as our President since June 2012, and as a director of the Company since February 2013. From 2004 through 2007, Mr. Kadlec was the Chief Operating Officer, and from 2007 to 2011, the Chief Executive Officer and President, of excelleRx, an Omnicare company based in Philadelphia, Pennsylvania, specializing in medication therapy management. Mr. Kadlec fulfilled a one-year non-compete commitment to excelleRx/Omnicare before joining Diplomat. Prior to his time at excelleRx, Mr. Kadlec served as President of Specialized Pharmacy Services in Livonia, Michigan, from 1976 until it was acquired by Omnicare, Inc. in 1995. Mr. Kadlec then served as Regional and then Senior Regional Vice President of Omnicare until 2004.

Mr. Kadlec's day-to-day leadership of the Company gives him critical insights into our operations, clinical services, managed care, new business development, and sales and marketing divisions. He has demonstrated strong regulatory, marketing, strategic, and operational expertise and he possesses in-depth knowledge of, and key relationships in, the specialty pharmacy industry on a national basis.

Sean M. Whelan, CPA, has served as our Chief Financial Officer since December 2010, our Secretary and Treasurer since January 2012, and a director since February 2012. Prior to joining Diplomat, from 2007 to 2010, he served as Chief Financial Officer of InfuSystem Holdings, Inc. (INFU), a publicly traded healthcare services company located in Madison Heights, Michigan. While there, Mr. Whelan played an instrumental role in ensuring InfuSystem's success in diverse areas such as profitable revenue growth, capital markets, debt raising, and acquisition and integration. He also oversaw the Information Technology and Human Resources organizations during periods of rapid growth. Prior to joining InfuSystem, from 1996 through 2007, Mr. Whelan held senior finance positions with Ford Motor Company, including service as accounting director for Automotive Components Holdings, LLC, a Ford subsidiary, where he had direct oversight, and financial and divestiture responsibility for the $5.0 billion entity.

Mr. Whelan has demonstrated strong financial reporting, finance, accounting, strategic, and operational expertise. His day-to-day leadership of the Company gives him critical insights into our financial performance, operations and strategy, and he will facilitate the Audit Committee's ability to perform its oversight function. Further, his prior experience at both InfuSystem and Ford Motor Company provides him expertise with public company reporting responsibilities and complex corporate transactions, including mergers and acquisitions and capital market transactions.

Director Independence

The Board recently undertook its annual review of director independence in accordance with the applicable rules of the NYSE. The independence rules include a series of objective tests, including that the director is not employed by us and has not engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has adopted additional categorical standards regarding relationships that the Board does not consider material for purposes of determining a director's independence, as set forth in the Company's Corporate Governance Guidelines, which are available on the Investors—Corporate Governance section of our website at www.diplomat.is. In making these determinations, the Nominating and Corporate Governance Committee and the Board reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities as they may relate to us and our management.

The Board has affirmatively determined, after considering all of the relevant facts and circumstances, that Messrs. Dreyer and Klepper are independent directors under the applicable rules of the NYSE and our Corporate Governance Guidelines. Messrs. Hagerman, Whelan, Rowe and Kadlec, and Dr. Kaddis are employed by us and therefore are not independent directors. Until March 2015, the Company was a "controlled company" under the corporate governance listing standards of the NYSE. As a controlled company, we were exempt from the obligation to comply with certain NYSE corporate governance requirements, including that a majority of our Board of Directors consist of independent directors as defined under the rules of the NYSE. The Company will comply with such requirement by no later than March 2016 in accordance with the phase-in rules of the NYSE.

Two of the three members of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are independent under NYSE rules. In addition, the Board has affirmatively determined that two of the three members of the Audit Committee and the Compensation Committee qualify as independent in accordance with the additional independence rules established by the SEC and the NYSE for such committees. The Audit Committee will consist solely of independent directors no later than October 9, 2015, in accordance with the phase-in rules of the SEC and the NYSE. The Compensation Committee and Nominating and Corporate Governance Committee were formed just prior to the date we ceased to be a controlled company. Such committees will consist solely of independent directors no later than March 2016 in accordance with the phase-in rules of the NYSE.

BOARD MATTERS

The Board of Directors

General

The Board has general oversight responsibility for our affairs and, in exercising its fiduciary duties, the Board represents and acts on behalf of the shareholders. Although the Board does not have responsibility for our day-to-day management, it stays regularly informed about our business and provides oversight and guidance to our management through periodic meetings and other communications. The Board provides critical oversight in, among other things, our strategic planning process, leadership development and succession planning, risk management, as well as other functions carried out through the Board committees as described below.

Board Leadership

The Board is led by Philip Hagerman, our Chief Executive Officer, a director and the Chairman of the Board of Directors since he co-founded the Company with his father in 1975. The Board believes this structure permits a unified strategic vision for the Company that ensures appropriate alignment between the Board and management and provides clear leadership for the Company. The Board does not utilize a lead independent director. Although the Board recognizes the increasing utilization of Non-Executive Chairmen and lead directors in many public companies, the Board believes its current leadership structure is most appropriate for the Company now and best serves our shareholders. There is no "one size fits all" approach to ensuring independent leadership. The Board believes that its independent directors provide significant independent leadership and direction. The independent directors represent a majority of the members of the Board committees (including the recently formed Compensation Committee and Nominating and Corporate Governance Committee), which oversee critical matters of the Company such as the integrity of the Company's financial statements, the compensation of executive management, the nomination, selection and evaluation of directors, and the development and implementation of the Company's corporate governance policies. The independent directors also meet regularly in executive session at Board and committee meetings, and they have access to independent advisors as they deem appropriate.

Board Oversight of Risk Management

The Board oversees the Company's risk management primarily through the following:

  •
  the Board's review and approval of management's annual business plan, and review of management's longer-term strategic and liquidity plans;

  •
  the Board's review, on at least a quarterly basis, of business developments, strategic plans and implementation, liquidity and financial results;

  •
  the Board's oversight of succession planning;

  •
  the Board's oversight of capital spending and financings, as well as mergers, acquisitions and divestitures;

  •
  the Audit Committee's oversight of the Company's significant financial risk exposures (including credit, liquidity and legal, regulatory and other contingencies), accounting and financial reporting, disclosure control and internal control processes, the internal audit function (to be implemented in 2015), and the legal, regulatory and ethical compliance functions;

  •
  the Nominating and Corporate Governance Committee's oversight (formerly conducted by the Board) of Board structure, the Company's governance policies and the self-evaluation assessments conducted by the Board and committees;

  •
  the Compensation Committee's review and approvals (formerly conducted by the Board) regarding executive officer compensation and its alignment with the Company's business and strategic plans, and the review of compensation plans generally and the related incentives, risks and risk mitigants; and

  •
  Board and committee executive sessions consisting of the independent directors.

Meetings

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The independent directors hold regularly scheduled executive sessions to meet without management present, with rotating directors leading such sessions. These executive sessions generally occur around regularly scheduled meetings of the Board.

All directors are expected to attend all meetings of the Board and of the Board committees on which they serve, as well as the annual meeting of shareholders. The Board met six times during 2014, including one meeting since the initial public offering. In 2014, each director attended more than 75% of the aggregate of all meetings of the Board and the committees of which he was a member. In 2014, prior to the initial public offering, our shareholders executed a written consent in lieu of an in-person annual meeting of the shareholders. Directors are expected to attend annual meetings of shareholders in the future.

Committees of the Board

The Audit Committee was formed in August 2014, and the Compensation Committee and Nominating and Corporate Governance Committee were formed in March 2015 (at such time the Company was no longer a controlled company). The Board has delegated various responsibilities and authority to Board committees. Each committee has regularly scheduled meetings and reports on its activities to the full Board. Each committee operates under a written charter approved by the Board, which is reviewed annually by the respective committee and the Board. Each committee's charter is posted on the Investors—Corporate Governance section of our website at www.diplomat.is. The table below sets forth the current membership for the three Board committees and the number of meetings held for each in 2014.

Director	Audit	Compensation	Nominating and Corporate Governance
David Dreyer	Chair	Chair	X
Philip R. Hagerman
Atheer A. Kaddis
Gary W. Kadlec	X		X
Kenneth O. Klepper	X	X	Chair
Jeffrey M. Rowe
Sean M. Whelan		X
Meetings	1	—	—

Audit Committee

The Audit Committee's responsibilities include:

  •
  providing general oversight of our financial reporting and internal control functions;

  •
  reviewing our reports filed with or furnished to the SEC that include financial statements or results;

  •
  monitoring compliance with significant legal and regulatory requirements and other risks related to financial reporting and internal control; and

  •
  the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, currently BDO, and any third-party consultant that assists us regarding internal audit functions.

The Audit Committee may form and delegate authority to subcommittees as appropriate. The responsibilities and activities of the Committee are described in greater detail in "Audit Committee Report" and "Audit Committee Matters," as well as in its charter.

The Board has determined that each Audit Committee member has sufficient knowledge in reading and understanding financial statements to serve on the Committee. The Board has further determined that two Audit Committee members, Messrs. Dreyer and Klepper, qualify as "audit committee financial experts" in accordance with SEC rules. The designation of an "audit committee financial expert" does not impose upon such persons any duties, obligations or liabilities that are greater than those which are generally imposed on each of them as a member of the Audit Committee and the Board, and such designation does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

Compensation Committee

The Board formed the Compensation Committee upon ceasing to be a controlled company in March 2015. Although certain matters set forth below were handled by the Board or management prior to such date, the Compensation Committee's responsibilities going forward include:

  •
  administering the compensation programs for our executive officers and non-employee directors, including monitoring compensation trends, establishing the goals and policies of the compensation programs, and approving the compensation structure and amounts that may be earned thereunder;

  •
  recommending or approving equity grants and otherwise administering share-based plans, as well as other benefit plans and policies, to the extent delegated by the Board;

  •
  reviewing our compensation policies and practices for all employees, at least annually, regarding risk-taking incentives and risk management policies and practices;

  •
  reviewing certain compensation disclosures and proposals in our proxy statement and other reports filed with or furnished to the SEC; and

  •
  the appointment, retention, compensation and oversight of the work of any compensation consultant it engages.

The Compensation Committee may form and delegate its authority to subcommittees as appropriate. The responsibilities and activities of the Committee are described further in its charter.

The Board has determined that Messrs. Dreyer and Klepper qualify as "non-employee directors" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Role of Management.    The 2014 compensation program was primarily established by Mr. Hagerman, given his role as Chief Executive Officer, Chairman of the Board and the controlling shareholder, following his consultation with certain members of management, including our Chief Financial Officer, our President, our Executive V.P. and our General Counsel. Following the initial public offering, the Board provided oversight of executive compensation matters.

Role of Compensation Consultant.    In connection with the initial public offering, the Board engaged Towers Watson as its compensation consultant with respect to executive officer and non-employee director compensation. Towers Watson's fees for executive and non-employee director compensation consulting to the Board in 2014, including the design of our LTIP program to be implemented in 2015, was $122,390. Towers Watson's responsibilities in 2014 with respect to executive officer compensation and non-employee director compensation are set forth in "Compensation Discussion and Analysis—Determining Compensation for 2014" and "—Director Compensation," respectively.

During 2014, Towers Watson did not provide any services to the Company other than the executive and non-employee director compensation services provided to the Board.

Nominating and Corporate Governance Committee

The Board formed the Nominating and Corporate Governance Committee upon ceasing to be a controlled company in March 2015. Although certain matters set forth below were handled by the Board prior to such date, the Nominating and Corporate Governance Committee's responsibilities going forward include:

  •
  identifying individuals qualified to become Board members and recommending director nominees to the Board;

  •
  reviewing the composition, organization, function and performance of the Board and its committees;

  •
  exercising general oversight over the corporate governance policy matters of the Company, including developing, recommending proposed changes to, and monitoring compliance with, the Corporate Governance Guidelines; and

  •
  reviewing certain governance disclosures and proposals in the Company's proxy statement and other reports filed with or furnished to the SEC.

The Nominating and Corporate Governance Committee may form and delegate its authority to subcommittees as appropriate. The responsibilities and activities of the Committee are described in greater detail in its charter.

The Nominating and Corporate Governance Committee reviews and makes recommendations to the Board, from time to time, regarding the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, the operations of the Company and the long-term interests of shareholders. See "Proposal No. 1—Election of Directors—Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board" and "Proposal No. 1—Election of Directors—Director Background and Qualifications." The Committee does not have a specific diversity policy underlying its nomination process, although it seeks to ensure the Board includes directors with diverse backgrounds, qualifications, skills and experience relevant to the Company's business.

Generally, the Nominating and Corporate Governance Committee will re-nominate incumbent directors who continue to satisfy the Committee's criteria for membership on the Board, continue to make important contributions to the Board and consent to continue their service on the Board. The Committee acknowledges it must add one or more independent directors in the next year to comply with the Audit Committee independence requirements and to ensure the Board consists of a majority of independent directors, in each case as required by the listing standards of the NYSE. In connection therewith, or otherwise if a vacancy on the Board occurs or the Board increases in size, the Committee will actively seek individuals that satisfy the Committee's criteria for membership on the Board and the Committee may rely on multiple sources for identifying and evaluating potential nominees, including referrals from our current directors and management. In 2014, the Board did not employ a search firm or pay fees to other third parties in connection with identifying or evaluating Board nominee candidates.

The Nominating and Corporate Governance Committee will consider recommendations of director nominees by shareholders so long as such recommendations are sent on a timely basis and are otherwise in accordance with our Amended and Restated By-Laws (as amended from time to time, the "By-Laws") and applicable law. The Committee will evaluate nominees recommended by shareholders against the same criteria that it uses to evaluate other nominees. We did not receive any nominations of directors by shareholders for the 2015 annual meeting.

Under the By-Laws, shareholders must follow the advance notice procedures to nominate candidates for election as directors or to bring other business before an annual meeting. The advanced notice procedures set forth in the By-Laws do not affect the right of shareholders to request the inclusion of proposals in the Company's proxy statement and form of proxy pursuant to SEC rules. See "Additional Information—Requirements for Submission of Shareholder Proposals and Nominations for 2016 Annual Meeting" for information regarding providing timely notice of shareholder proposals and nominations, and review the By-Laws for the requisite notice information to be provided to the Company.

Corporate Governance

The Board, as well as management, is committed to responsible corporate governance to ensure that we are managed for the benefit of our shareholders. We adopted a number of corporate governance policies and procedures in connection with our initial public offering in 2014. The Board and management periodically will review and update, as appropriate, our corporate governance policies and practices, and, when required, make changes to such policies and practices as are mandated by the Sarbanes-Oxley Act, the Dodd-Frank Act, other SEC rules and regulations and the listing standards of the NYSE.

A copy of the Board's committee charters, the Code of Conduct and the Corporate Governance Guidelines will be sent to any shareholder, without charge, upon written request to Diplomat Pharmacy, Inc., Attention General Counsel, 4100 S. Saginaw St., Flint, MI 48507.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are available on the Investors—Corporate Governance section of our website at www.diplomat.is. These guidelines address, among other things, director responsibilities, qualifications (including independence), compensation, CEO succession and related matters.

Annual Performance Evaluations.    The Corporate Governance Guidelines require that the Board and its committees conduct self-evaluations at least annually to review their respective performance and to determine whether the Board and its committees are functioning effectively. These reviews focus on the Board and its committees as a whole, and not individual directors, unless circumstances otherwise warrant. The Nominating and Corporate Governance Committee will oversee the annual performance evaluation process and report to the Board.

Code of Conduct

The Board has adopted a Code of Conduct, which sets out the basic principles to guide the actions and decisions of our employees, directors and officers, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct addresses, among other things, ethical principles, insider trading, conflicts of interest, compliance with laws and confidentiality. The Code of Conduct can be found on the Investors—Corporate Governance section of our website at www.diplomat.is. Any amendments to the Code of Conduct, or any waivers that are required to be disclosed by the rules of either the SEC or NYSE, will be posted on our website in the Investors—Corporate Governance section.

Committee Charters

See "—Committees of the Board" for a description of the Board's delegation of authority and responsibilities to the three standing committees.

Succession Planning

The succession planning process for executive officers is designed to assist the Board in understanding our readiness and the related transition risks for a crisis as well as a planned transition, and to oversee the development of strong leadership quality and executive bench strength. Beginning in 2015, the independent directors will meet with the Chief Executive Officer to discuss succession planning and strategies to strengthen and supplement the skills and qualifications of internal succession candidates. Further, key executives serve as directors on the Board or otherwise have ongoing exposure to the Board to assist the Board's oversight role. The Board will also discuss short-term emergency and ordinary course contingency plans for the departure, death or disability of senior executives.

Director Compensation

Non-employee directors of the Board receive a mix of cash and share-based compensation. The compensation mix is intended to encourage non-employee directors to continue Board service, further align the interests of the Board and shareholders, and attract new non-employee directors with outstanding qualifications. Directors who are employees or officers of the Company do not receive any additional compensation for Board service.

2014 Compensation Program

The Board engaged Towers Watson in 2014 to assist it in establishing a non-employee director compensation program prior to the initial public offering. In particular, the Board reviewed survey data from Towers Watson's proprietary database, which consisted of approximately 210 companies, with annual 2013 revenues of approximately $1 billion to $4 billion, and primarily included 2013 compensation information. Towers Watson also provided information regarding market trends for the various compensation components. Following consideration of such survey and trend data, the Board approved the initial non-employee director compensation program in September 2014, with a targeted pay mix that approximated 60% equity and 40% cash.

The following table sets forth the compensation program for non-employee directors in 2014.

2014
Annual retainer:
Board	$50,000
Additional retainer:
Audit Committee-Chair	10,000
Annual grant of restricted stock (grant date fair value)	75,000

In addition, the Company reimburses expenses associated with attendance at Board meetings for all directors.

Upon initial appointment to the Board in 2014, Messrs. Dreyer and Klepper were granted a restricted stock award with a grant date fair value of approximately $75,000.

The restricted stock vests in full on the first anniversary of the grant date, subject to the director's continued service to the Company through such date. The restricted stock may be forfeited in the event of termination of service as a non-employee director of the Company prior to the first anniversary of the grant date, subject to immediate vesting upon a change in control of the Company. During the restricted period, the restricted stock entitles the participant to all of the rights of a shareholder, including the right to vote the shares and the right to receive any dividends thereon. Prior to the end of the restricted period, restricted stock generally may not be sold, assigned, pledged, or otherwise disposed of or hypothecated by participants.

The Company does not provide any perquisites to directors.

2014 Compensation Table

The table below sets forth the compensation of each non-employee director in 2014.

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock ($)(2)	Total ($)
David Dreyer	18,750	75,000	93,750
Kenneth Klepper	0	75,000	75,000

Total	18,750	150,000	168,750

(1)
Reflects annual cash retainers, pro rata for length of service in 2014.

(2)
Reflects restricted stock awards granted under the 2014 Omnibus Incentive Plan. The amounts reported represent the grant date fair value of the restricted stock award, which is the closing trading price of a share of common stock on the grant date multiplied by the number of shares subject to the award. Mr. Dreyer received restricted shares based upon our initial offering price of $13.00 on October 9, 2014, and Mr. Klepper received restricted shares based upon a closing trading price of $29.90 on December 16, 2014. The Company does not pay in cash the value of fractional shares.

  As of December 31, 2014, Mr. Dreyer and Mr. Klepper had 5,769 and 2,508 shares, respectively, of restricted stock outstanding.

Director Stock Ownership Guidelines

In 2015, the newly formed Compensation Committee will review non-employee director stock ownership guidelines.

Shareholder Communication with the Board

Any shareholder wishing to communicate with a particular director, with all or certain of the independent directors or with the entire Board should direct the communication to Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw St., Flint, MI 48507. If a shareholder does not wish to have the communication screened, the shareholder should indicate that the material sent by the shareholder be delivered unopened to the person or persons to whom it is addressed.

To submit concerns regarding accounting, internal accounting controls or auditing matters, shareholders and other interested persons may also call the Company's toll free, confidential hotline (1-866-494-3161, enter Diplomat's access code: 4200). Employees may submit such concerns on a confidential and anonymous basis.

Communications made through the confidential hotline, or certain communications to the Board, will be reviewed by the Audit Committee at regularly scheduled meetings.

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement explains the philosophy, objectives, process and components of our 2014 compensation program for our named executive officers. Our named executive officers for 2014 were Philip R. Hagerman, our Chief Executive Officer; Sean M. Whelan, our Chief Financial Officer; Gary W. Kadlec, our President; Atheer A. Kaddis, our Senior Vice President, Sales and Business Development; and Jeffrey M. Rowe, our Executive Vice President, Operations.

Executive Summary

2014 Compensation Overview

Unless otherwise stated, the named executive officer compensation program in 2014 was substantially based on decisions made by Mr. Hagerman, our Chief Executive Officer, Chairman of the Board and controlling shareholder, in consultation with certain members of management, including our Chief Financial Officer, our President, our Executive Vice President and our General Counsel. Compensation determinations for the named executive officers for 2014 generally were made based on historical practice, prior to the determination that the Company would consummate the initial public offering.

Management generally utilized market survey data to understand reasonable base salary range guidelines for named executive officers. In addition, following the Board's determination to engage Towers Watson as a compensation consultant in connection with the initial public offering, the Board determined to revise the base salaries of specified named executive officers in December 2014 based on Mr. Hagerman's recommendations following a review of market survey and peer group data. In neither case did the Board engage in market or industry benchmarking in 2014.

2014 compensation for Messrs. Hagerman and Rowe consisted solely of base salary and limited perquisites due to their significant equity ownership, in line with historical practice. The 2014 target annual compensation for Messrs. Whelan, and Kadlec, and Dr. Kaddis consisted of base salary, a target cash bonus and limited perquisites.

Historically, Messrs. Whelan, and Kadlec, and Dr. Kaddis also received sporadic option awards. In 2014, the Board granted option awards to Mr. Whelan and Dr. Kaddis concurrent with our initial public offering as a means of providing a long-term incentive and to promote long-term retention. These non-recurring awards were not a component of the Company's target annual compensation, but rather part of our transition to our new status as a public company. Mr. Kadlec did not receive an option grant due to the relatively large number of unvested options he held at the time of our initial public offering.

In March 2015, the Board approved payouts for the 2014 bonus plan based on the achievement of the established performance-based measures and Mr. Hagerman's recommendation with respect to the discretionary component.

Compensation Philosophy, Program Objectives and Key Features

The Company's named executive officer compensation program has been designed to reward, attract and retain the management deemed essential to ensure our success. The program seeks to align compensation with our short- and long-term objectives, business strategy, financial performance and Company values. In furtherance of such philosophy, the Company's compensation objectives for the named executive officers are designed to:

  •
  reward executives who consistently perform above expectations and are proficient in their roles with higher base pay and/or total compensation opportunity compared to Company salary range guidelines;

  •
  link pay to performance to create incentives for the named executive officers to perform their duties at a high level; and

  •
  grant equity awards to align long-term interests with those of our shareholders, to reward long-term performance and to assist retention.

The following table sets forth how each component of compensation is intended to satisfy one or more of the Board's compensation objectives.

Component	Primary Purpose(s)	Key Features
Base Salary

•

Retains and attracts employees in a competitive market

•

Preserves an employee's commitment in the event of downturns in the specialty pharmacy industry and/or equity markets

•

Reflects experience, responsibilities, anticipated individual growth and other subjective factors

• Determinations are based on Board's collective view of market salaries for executives in similar positions with similar responsibilities, and the individual's experience and current performance.

Annual Incentive Cash Bonus	• Motivates and rewards achievement of annual performance-based measures • Retains and attracts employees for short term

•

The bonus target for each employee is set forth as a percentage of base salary.

•

Earned bonus is 0% to 110% of revenue target and discretionary performance component, and 0% to 125% of Adjusted EBITDA target.

•

Revenue and Adjusted EBITDA performance targets are set at a level that is consistent with the forecast for the period.

Option Awards

•

Provide incentive for employees to focus on long-term fundamentals and thereby create long-term shareholder value

•

Assist in maintaining a stable, continuous management team in a competitive market

•

Provide alignment with shareholders; no value unless stock price improves

• Sporadic and IPO option grants for incentive and retention purposes • Pro rata vesting over four years

Company Car Allowance	• Attracts employees in a competitive market	• Historical perquisite.

2014 Compensation Determinations

Base Salary

Base salaries are reviewed annually and adjusted from time to time to reflect individual responsibilities, performance and experience, as well as market compensation levels. Changes in base salary have generally been effective in March or April each year, and are expected to be effective in early April in future years. In 2014, however, in connection with our transition to a public company and the additional responsibilities required thereby, the Board authorized an additional base salary increase in December 2014 for Messrs. Hagerman, Whelan and Kadlec.

The following table sets forth the base salaries approved for the named executive officers since March 2013

Name	Mar 2013 to Feb 2014 ($)	Mar 2014 to Nov 2014 ($)	Dec 2014 ($)
Philip R. Hagerman	350,000	361,000	500,000
Sean M. Whelan	252,000	267,000	350,000
Gary Kadlec	257,000	273,000	370,000
Atheer Kaddis	231,000	245,000	245,000
Jeffrey Rowe	236,000	253,000	253,000

Annual Incentive Cash Bonus (Bonus Plan)

Performance Targets.    Messrs. Whelan and Kadlec and Dr. Kaddis participated in the 2014 bonus plan, pursuant to which eligible employees earn a cash bonus upon the satisfaction of one or more annual performance targets established by the Board.

Under the 2014 bonus plan, a participant's bonus target is set forth as a percentage of base salary. For 2014, Messrs. Whelan and Kadlec and Dr. Kaddis had a bonus target of 25%, 25% and 30% of base salary, respectively. Consistent with prior years, Messrs. Hagerman and Rowe did not participate in the 2014 Bonus Plan due to their significant equity ownership in Diplomat and the Company's historical shareholder distributions.

For the participating named executive officers, 30%, 40% and 30% of the bonus target was based on achievement of a 2014 revenue performance measure, a 2014 Adjusted EBITDA performance measure and subjective individual performance, respectively.

2014 target performance goals corresponded to the Board's reasonable judgment of what would be a good outcome for the Company for 2014 based on information known at the time of such determination. There are linear increases between the threshold, target and maximum goals.

2014 Revenue Performance Component.    The threshold, target and maximum amounts for 2014 revenue performance represented increases of approximately 20%, 33% and 47%, respectively, over actual 2013 revenue.

2014 Adjusted EBITDA Performance Component.    The threshold, target and maximum amounts for 2014 Adjusted EBITDA performance represented increases of approximately 20%, 43% and 72%, respectively, over actual 2013 Adjusted EBITDA.

We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, share-based compensation, restructuring and impairment charges, equity loss and impairment of non-consolidated entities, and certain other items that we do not consider indicative of our ongoing operating performance. We consider Adjusted EBITDA to be supplemental measures of our operating performance.

We utilize Adjusted EBITDA as a component of our bonus plan because it is used by our Board of Directors and management to evaluate our operating performance, as well as for budgetary planning and forecasting overall financial and operational expectations, for identifying underlying trends and for evaluating the effectiveness of our business strategies. It also assists us, as well as investors, in comparing performance from period to period on a consistent basis. Adjusted EBITDA is not in accordance with, or an alternative to, GAAP measurements. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Further, other companies in our industry may calculate Adjusted EBITDA or Adjusted EPS differently than we do and these calculations may not be comparable to our metrics. For a reconciliation of Adjusted EBITDA, a non-GAAP measure, to net income (loss) see below under "Compensation Discussion and Analysis—Adjusted EBITDA Reconciliation."

Individual Performance Component.    The individual performance component is discretionary and takes into account a number of subjective factors evaluating the performance of such named executive officer.

2014-Earned.    2014 revenue for the Company was $2,215 million, and 2014 Adjusted EBITDA was $35.2 million. As a result, Messrs. Whelan and Kadlec and Dr. Kaddis earned 107.3% and 105.1% of the revenue and Adjusted EBITDA components of the target bonus, respectively.

In addition, each of Messrs. Whelan and Kadlec and Dr. Kaddis received a high individual performance grade, which resulted in a 100% payout of the individual performance component for Mr. Kadlec and Dr. Kaddis, and 110% for Mr. Whelan.

The following table sets forth summary information regarding the 2014 bonus earned for our named executive officers.

	Bonus Plan Target(1)
Name	% of Base Salary	$	Bonus Plan Earned $
Sean M. Whelan	25	66,750	71,697
Gary Kadlec	30	81,900	85,419
Atheer Kaddis	25	61,250	63,858

(1)
The target and earned bonus was based on the base salary in effect as of March 2014.

Equity Incentive Program

As a privately held company historically, we granted options under the 2007 Option Plan to create appropriate long-term incentives for our key employees, to reward performance, and to assist retention. The option plan is further described below under the heading "—Stock Plans—2007 Option Plan." With limited exceptions, our option holders prior to the initial public offering are parties to buy/sell agreements or employee securities agreements with us.

In particular, options under the 2007 plan generally are time-vested over four years from grant date and are subject to the optionee's continued employment through the applicable vesting dates. The exercise price for options granted under the 2007 plan was at the fair market value of the underlying stock on the grant date.

In connection with our initial public offering, we adopted the Diplomat Pharmacy, Inc. 2014 Omnibus Incentive Plan, which provides for the grant of stock options (incentive stock options and nonqualified stock options), restricted stock, restricted stock units, stock appreciation rights, performance awards (which may take the form of performance units or performance shares) and other stock and stock unit awards. The omnibus plan is further described below under the heading "—Stock Plans—2014 Omnibus Incentive Plan."

In 2014, in connection with our initial public offering on October 9, 2014, the Board granted to each of Mr. Whelan and Dr. Kaddis options to acquire 100,000 shares of common stock at an exercise price of $13.00, the pricing determined for our initial public offering on such date. The award was made for incentive and retention purposes. Mr. Kadlec did not receive an option grant due to the relatively large number of unvested options he held at the time of our initial public offering.

Other Equity-Related Policies

Timing and Pricing of Share-Based Grants

With respect to future equity awards, the Committee and the Board will not coordinate the timing of share-based grants with the release of material non-public information.

In accordance with the 2014 Omnibus Incentive Plan, the exercise price of each option is the closing price for the Company's common stock on the date approved by the Committee to be the grant date (which date is not earlier than the date the Committee approved such grant).

Policy on Pledging and Hedging Company Securities

In addition to the restrictions set forth in SEC regulations, the Company's insider trading policy prohibits the hedging of Company securities and significantly limits any pledging of Company securities. In particular, the policy prohibits directors, executive officers and other employees, with respect to the Company's securities, short sales, trading in puts, calls, options or other derivative securities. In addition, the policy prohibits pledging of Company securities or holding Company securities in a margin account, except in situations and on conditions pre-approved by the General Counsel. At a minimum, such person must have the financial capacity to repay the applicable loan without resort to the margin or pledged securities. No Company securities beneficially owned by a director or executive officer have been pledged or subject to a margin account at any time since we have been a public company.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code provides that annual compensation in excess of $1 million paid to a company's chief executive officer and the three other highest compensated executive officers (excluding the chief financial officer) is not deductible by the company for federal income tax purposes, subject to specified exemptions (the most significant of which is certain performance-based compensation). The Committee will review the application of Section 162(m) of the Code with respect to any future compensation arrangements considered by the Company. To maintain flexibility in compensating the Company's executive officers to meet a variety of objectives, the Committee does not have a policy that all executive compensation must be tax-deductible.

Nonqualified Deferred Compensation

Section 409A of the Code provides that amounts deferred under nonqualified deferred compensation arrangements will be included in an employee's income when vested, as well as be subject to penalties and interest, unless certain requirements are complied with. We do not offer any nonqualified deferred compensation plans to any of our executive officers. The Company's 2014 Omnibus Incentive Plan is intended to comply with or be exempt from the requirements of Section 409A.

Change in Control Payments

Section 280G of the Code disallows a company's tax deduction for "excess parachute payments." For this purpose, parachute payments generally are defined as payments to specified persons that are contingent upon a change in control in an amount equal to or greater than three times the person's base amount (the five-year average Form W-2 compensation). The excess parachute payments, which are nondeductible, equal the amount of the parachute payments less the base amount. Additionally, Code Section 4999 imposes a 20% excise tax on any person who receives excess parachute payments. The Company does not pay tax gross-ups with respect to such excise tax.

None of the named executive officers have an employment agreement with the Company that entitle them to payments upon the termination of their employment, including following a change of control that may qualify as "excess parachute payments." The Company's 2007 Option Plan and 2014 Omnibus Incentive Plan entitle participants to payments in connection with a change in control that may result in excess parachute payments.

Other

We do not provide any named executive officer with a tax gross-up or other reimbursement payment for any tax liability that he may owe as a result of the application of Sections 280G, 4999, or 409A of the Code.

2015 Preliminary Executive Compensation Program

The Compensation Committee will consider the engagement of a compensation consultant for the 2015 compensation program for named executive officers. In addition, the Compensation Committee will also consider stock ownership guidelines for executive officers in 2015.

Adjusted EBITDA Reconciliation

The table below presents a reconciliation of net income (loss) to Adjusted EBITDA for the periods indicated:

	For the year ended December 31,
	2014	2013
	(Dollars in thousands)
Net income (loss) attributable to Diplomat Pharmacy, Inc.	$4,776	$(26,120)
Depreciation and amortization	8,139	3,934
Interest expense	2,528	1,996
Income tax expense	4,655	—

EBITDA	$20,098	$(20,190)

Share-based compensation expense	2,871	886
Contingent consideration and merger and acquisition related fees	7,238	677
Equity loss and impairment of non-consolidated entities	6,208	1,055
Other taxes and credits	1,005	—
IT operating leases	1,431	734
Change in fair value of redeemable common shares	(9,073)	34,348
Termination of existing stock redemption agreement	4,842	—
Severance and related fees	363	205
Private company expenses	180	222
Restructuring and impairment charges	—	1,033

Adjusted EBITDA	$35,163	$18,970

BOARD COMPENSATION REPORT

The Board has reviewed and discussed the Compensation Discussion and Analysis ("CD&A") in this proxy statement with management, including Messrs. Hagerman and Whelan. Based on such review and discussion, the Board authorized the inclusion of the CD&A in the Company's annual report on Form 10-K for the year ended December 31, 2014 and the proxy statement for the 2015 annual meeting.

The Board of Directors
Philip Hagerman Sean Whelan Atheer Kaddis Gary Kadlec Jeffrey Rowe David Dreyer Kenneth Klepper

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The 2014 compensation program was primarily established by Mr. Hagerman, given his role as Chief Executive Officer, Chairman of the Board and the controlling shareholder, following his consultation with certain members of management, including our Chief Financial Officer, our President, our Executive Vice President and our General Counsel. Following the initial public offering, the Board provided oversight of executive compensation matters. The Board consisted of our five named executive officers and, for part of the year, two independent directors. We did not have a compensation committee or other Board committee performing similar functions in 2014.

None of our executive officers served on the compensation committee (or equivalent) or board of directors of another entity whose executive officer(s) served on our Board of Directors in 2014.

NAMED EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table for 2014

The table below summarizes the total compensation paid or earned by the named executive officers in 2014 and 2013.

Name and Principal Position	Year (1)	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(3)	Total ($)
Philip R. Hagerman	2014	387,638	—	—	—	22,364	410,002
Chief Executive Officer	2013	350,000	—	—	—	21,447	371,447
Sean M. Whelan	2014	282,994	22,059	356,600	49,638	20,203	731,494
Chief Financial Officer	2013	248,594	20,770	—	44,553	19,564	333,481
Gary W. Kadlec	2014	290,492	24,579	—	60,839	9,990	385,900
President	2013	255,222	25,457	—	54,607	9,620	344,906
Atheer A. Kaddis	2014	250,597	18,375	356,600	45,483	18,840	689,895
Senior Vice President, Sales and	2013	227,878	19,039	—	40,840	18,380	306,137
Business Development
Jeffrey M. Rowe	2014	258,153	—	—	—	18,370	276,523
Executive Vice President, Operations	2013	233,056	—	—	—	18,212	251,268

(1)
Amounts reflected in the "Bonus" column represent the discretionary portion of such person's cash bonus earned under the 2014 bonus plan, i.e. the portion related to individual performance measures. Amounts reflected in the "Non-Equity Incentive Plan Compensation" column represent the Company performance-based portion of such person's cash bonus earned under the 2014 bonus plan. Payments of bonuses for 2014 were made on April 9, 2015 and conditioned upon such person's continued employment through such date.

(2)
Represents the grant date fair value (excluding the effect of estimated forfeitures) calculated in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718. The Company uses the Black-Scholes-Merton option pricing model to determine the grant date fair value of options, including assumptions which are specified in Note 16 to the Company's audited financial statements included in the 2014 Form 10-K.

(3)
For 2014, includes: 401(k) matching contributions by the Company ($12,374 for Mr. Hagerman, $10,213 for Mr. Whelan, $0 for Mr. Kadlec, $8,850 for Dr. Kaddis, and $8,380 for Mr. Rowe); and car allowances of $9,990 for each named executive officer.

Narrative Discussion of Summary Compensation Table for 2014

Messrs. Hagerman and Rowe.    2014 compensation for Messrs. Hagerman and Rowe consisted solely of base salary and limited perquisites due to their significant equity ownership, in line with historical practice.

Base Salary.    Base salary changes generally are effective in March each year. In 2014, however, in connection with our transition to a public company and the additional responsibilities required thereby, the Board authorized an additional base salary increase in December 2014 for Messrs. Hagerman, Whelan and Kadlec.

Bonus and Non-Equity Incentive Plan Compensation.    See "Compensation Discussion and Analysis—2014 Compensation Determinations" for information regarding the revenue, Adjusted EBITDA and discretionary components of the 2014 bonus plan.

IPO Option Grants.    Mr. Whelan and Dr. Kaddis received time-vesting option awards, vesting pro rata over four years, under the Company's 2014 Omnibus Incentive Plan. The awards were granted concurrent with our initial public offering.

Grants of Plan-Based Awards in 2014

The following table provides information about equity and non-equity awards granted to the named executive officers in 2014.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
					All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
						Exercise or Base Price of Options Awards ($/Share)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Sean M. Whelan	N/A	23,396	46,792	55,482	—	—	—
	10/09/2014	—	—	—	100,000	13.00	356,600
Gary W. Kadlec	N/A	28,676	57,352	68,003	—	—	—
Atheer A. Kaddis	N/A	21,438	42,876	50,838	—	—	—
	10/09/2014	—	—	—	100,000	13.00	356,600

(1)
Relates to possible cash payouts attributable to the company performance-based components of the 2014 bonus plan.

(2)
Each option had a grant date fair value of $3.57. See Note 2 to the Summary Compensation Table for information regarding the grant date fair value.

Narrative Discussion of Grants of Plan-Based Awards in 2014 Table

Performance-Based Components of 2014 Bonus Plan.    For the participating named executive officers, 30%, 40% and 30% of the bonus target was based on achievement of a 2014 revenue performance measure, a 2014 Adjusted EBITDA performance measure and a subjective individual performance, respectively. Only the amounts to be earned under the objective performance components, revenue and Adjusted EBITDA, are included in this table.

Option Awards.    The options were granted in connection with our initial public offering and vest pro rata over four years.

Outstanding Equity Awards at December 31, 2014

The following table sets forth certain information with respect to outstanding options held by certain of our named executive officers on December 31, 2014. All options in the table granted prior to 2014 were made pursuant to the 2007 Option Plan, and all options granted in 2014 were made pursuant to the 2014 Omnibus Incentive Plan.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Sean M. Whelan	12/16/10(1)	357,099	—	—	3.79	12/16/20
	3/1/12(1)	193,376	193,374	—	4.29	3/1/22
	10/9/14(1)	—	100,000	—	13.00	10/9/24
Gary W. Kadlec	9/1/12(1)	177,330	177,328	—	4.28	9/1/22
	9/1/12(2)	193,376	—	193,374	4.28	9/1/22
Atheer A. Kaddis	3/1/08(1)	388,498	—	—	2.25	3/1/18
	4/1/09(1)	443,700	—	—	3.07	4/1/19
	10/9/14(1)	—	100,000	—	13.00	10/9/24

(1)
Vests 25% on each of the first, second, third and fourth anniversaries of the grant date.

(2)
Mr. Kadlec's performance-based option vests as follows: 25% upon the Company generating EBITDA of $30 million or sales of $1.5 billion in a calendar year (achieved in 2013); an additional 25% upon the Company generating EBITDA of $40 million or sales of $2 billion in a calendar year (achieved in 2014); and the remaining 50% upon the Company generating EBITDA of $50 million or sales of $2.5 billion in a calendar year.

Option Exercises and Stock Vested in 2014

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Philip R. Hagerman(3)	—	—	2,850,408	47,725,900
Sean M. Whelan	84,901	1,100,000	—	—
Gary Kadlec	32,092	400,000	—	—
Atheer Kaddis	55,201	800,000	—	—
Jeffrey Rowe	—	—	338,883	5,674,100

(1)
Share amounts in this column represent the number of shares underlying options repurchased by the Company in 2014 prior to our initial public offering. The value realized reflects the difference between the value received and the exercise price of the options. See "Certain Relationships and Related Person Transactions—Related Person Transactions—Redemptions of Company Securities Pursuant to Stock Redemption Agreements."

(2)
Share amounts in this column represent the number of Class A or Class B Common shares repurchased by the Company in 2014 prior to our initial public offering. The value realized represents the gross proceeds received on redemption. "Certain Relationships and Related Person Transactions—Related Person Transactions—Redemptions of Company Securities Pursuant to Stock Redemption Agreements."

(3)
Includes shares held by and payments made to various family members and family trusts.

Potential Payments Upon Termination or Change in Control

The following section describes potential payments and benefits to the named executive officers under the Company's compensation and benefit plans and arrangements upon termination of employment or a change in control of the Company as of December 31, 2014.

Termination of Employment

We do not provide severance benefits to any of our named executive officers. Therefore, none of our named executive officers would have received any severance benefits in connection with a termination of employment as of December 31, 2014.

Certain of our named executive officers hold stock options granted under the 2007 Option Plan and the 2014 Omnibus Incentive Plan. See "—2007 Option Plan" and "—2014 Omnibus Incentive Plan" for information regarding the potential effects of a termination of employment on outstanding options held by Messrs. Whelan and Kadlec and Dr. Kaddis.

Change in Control

The following table sets forth the value of acceleration of unvested stock options that would have accrued to certain of our named executive officers if a change in control had occurred on December 31, 2014. See "—2007 Option Plan" and "—2014 Omnibus Incentive Plan." Options to acquire 357,099, 185,352 and 388,498 shares of common stock were repurchased from Messrs. Whelan and Kadlec and Dr. Kaddis, respectively, in April 2015.

Name	Value of Accelerated Options ($)(1)
Sean M. Whelan(2)	5,900,072
Gary W. Kadlec(3)	4,094,504
Atheer A. Kaddis(4)	1,437,000

(1)
Calculated as the difference between the closing trading price of our common stock underlying the options subject to accelerated vesting on December 31, 2014 ($27.37) and the exercise price of those options, multiplied by the number of unvested shares, and then rounded to the nearest dollar.

(2)
As of December 31, 2014, 293,374 shares of common stock subject to Mr. Whelan's options were unvested and would accelerate upon a change in control effective December 31, 2014.

(3)
As of December 31, 2014, 177,328 shares of common stock subject to Mr. Kadlec's time-based options were unvested and would accelerate upon a change in control effective December 31, 2014. No amounts have been included in the table with respect to Mr. Kadlec's unvested performance-based options, since the applicable award agreement provides that in the event of a change in control of the Company, all such unvested options will immediately terminate unless otherwise determined by a vote of the Board of Directors.

(4)
As of December 31, 2014, 100,000 shares of common stock subject to Dr. Kaddis' options were unvested and would accelerate upon a change in control effective December 31, 2014.

2007 Option Plan

The 2007 Option Plan provided for the grant of options, which include nonqualified stock options and incentive stock options, to our employees, directors and consultants. No awards may be granted in the future under the plan.

The options expire on the tenth anniversary of the grant date but are subject to earlier termination upon termination of a participant's employment or service.

Termination of Employment Other Than for Disability, Death or Cause.    Upon a termination of employment or service for reason other than disability, death or cause, all unvested options will terminate on the termination date and all vested options will terminate three months after the termination date, except in the case of the participant's death during such three-month period, in which case, all vested options will terminate one year after the termination date.

Termination of Employment Due to Disability or Death.    Upon a termination of employment or service due to disability or death, all unvested options will terminate on the termination date and all vested options will terminate one year after the termination date. In the event a deceased participant's vested options are properly exercised, the Board of Directors may elect to pay to the participant's legal representative the amount by which the fair market value per share on the date of exercise exceeds the exercise price, multiplied by the number of shares with respect to which the options are being exercised.

Termination of Employment for Cause.    Upon a termination of employment or service for cause, we may terminate any options (whether vested or unvested) in our sole discretion as of the termination date.

Change in Control.    In the event of a change in control of the Company, all unvested options immediately vest on the effective date of such change in control.

2014 Omnibus Incentive Plan

The 2014 Omnibus Incentive Plan provides for the award to employees, directors, consultants, advisors or to nonemployees, to whom an offer of employment has been or is being extended, of the Company and its affiliates of options, restricted stock, restricted stock units, stock appreciation rights, performance awards (which may take the form of performance units or performance shares) and other stock and stock unit awards.

The Board may provide by rule or regulation or in any award agreement, or may determine in any individual case, the circumstances in which awards shall be paid or forfeited in the event a participant ceases to be employed by us, or to provide services to us, prior to the end of a performance period, period of restriction or the exercise, vesting or settlement of such award.

For awards made in 2014:

Termination of Employment—Unvested Options.    Upon a termination of employment or service for any reason, all unvested options will terminate on the termination date.

Termination of Employment—Vested Options.

            For Cause.  Upon a termination of employment for cause, all vested options will terminate on the termination date.

            Upon Death or Disability.  Upon a termination of employment upon death or disability, all vested options will terminate one year after the termination date (but no later than the option expiration date).

            For Any Reason Other Than Death, Disability or Cause.  Upon a termination of employment for any reason other than death, disability or cause, all vested options will terminate 90 days after the termination date (but no later than the option expiration date).

Change in Control.    In the event of a change in control of the Company, all unvested options immediately vest 10 days prior to such change in control.

Other.    In addition, the Board retains the right to cause a forfeiture of awards upon any breach or violation of agreements, policies or plans of the Company, as well as to the extent permitted by applicable law or regulations.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Procedures for Related-Person Transactions

To assist the Company in complying with its disclosure obligations and to enhance the Company's disclosure controls, the Board approved a formal policy in February 2015 regarding related person transactions. A "related person" is a director, officer, nominee for director or a more than 5% shareholder (of any class of the Company's Voting Stock) since the beginning of the Company's last completed fiscal year, and their immediate family members. A related person transaction is any transaction or any series of transactions in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Specifically, the policy establishes a process for identifying related persons and procedures for reviewing and approving such related person transactions. In addition, beginning in 2015, directors and executive officers are required to complete an annual questionnaire in connection with the Company's proxy statement for its annual meeting of shareholders, which includes questions regarding related person transactions, and such persons also are required to provide written notice to the Company's General Counsel or outside general counsel of any updates to such information prior to the annual meeting. Further, the Company's legal, financial and other departments have established additional procedures to assist the Company in identifying existing and potential related person transactions and other potential conflict of interest transactions.

The Audit Committee and/or the independent directors of the Board review such proposed business transactions to ensure that the Company's involvement in such transactions is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party and is in the best interests of the Company and its shareholders.

The Board of Directors also has adopted a written Code of Business Conduct and Ethics for the Company in compliance with Sarbanes-Oxley, which is publicly available on our website at www.diplomat.is under the section Investors—Corporate Governance. Under the code of business conduct and ethics, the Company's employees, officers and directors are discouraged from entering into any transaction that may cause a conflict of interest for the Company. In addition, they must report any potential conflict of interest, including related person transactions, to their supervisor, an executive officer or the compliance officer, as defined in the Code of Business Conduct and Ethics, who then reviews and summarizes the proposed transaction for the Audit Committee.

The foregoing policies generally were not in place when the related person transactions disclosed below were approved.

Related Person Transactions

Redemptions of Company Securities Pursuant to Stock Redemption Agreements

Hagerman Family. We redeemed 2,850,408 shares of common stock from certain members of, or trusts controlled by, the Hagerman family in exchange for a total cash payment of $47,725,900 in aggregate in January and April 2014.

Mr. Rowe. We redeemed 143,339 shares of common stock from Mr. Rowe in exchange for a cash payment of $2,400,000 in January 2014. We also redeemed 195,544 shares of common stock from Mr. Rowe in exchange for a cash payment of $3,274,100 in April 2014.

Mr. Whelan. We redeemed options to purchase 46,310 shares of common stock from Mr. Whelan for $600,000 in January 2014. We redeemed options to purchase 38,591 shares of common stock from Mr. Whelan for $500,000 in April 2014.

Mr. Kadlec. We redeemed options to purchase 16,046 shares of common stock from Mr. Kadlec for $200,000 in January 2014. We redeemed options to purchase 16,046 shares of common stock from Mr. Kadlec for $200,000 in April 2014.

Dr. Kaddis. We redeemed options to purchase 41,401 shares of common stock from Dr. Kaddis for $600,000 in January 2014. We redeemed options to purchase 13,800 shares of common stock from Dr. Kaddis for $200,000 in April 2014.

2015 Stock Option Repurchases

On April 1, 2015, the Company repurchased the following outstanding options to purchase common stock from certain of our named executive officers: (i) options to purchase 357,099 shares of common stock from Mr. Whelan at a purchase price of $23.76 per option, (ii) options to purchase 185,352 shares of common stock from Mr. Kadlec at a purchase price of $23.27 per option, and (iii) options to purchase 388,498 shares of common stock from Dr. Kaddis at a purchase price of $25.30 per option. The purchase price for the option redemptions was based on the price per share of the Company's March 2015 public offering of common stock, net of the underwriting discount and exercise price applicable to each option.

Loans to the Company

The Company was indebted to Deborah L. Ward in the original amount of $480,000 for the redemption of stock options pursuant to Amendment #1 of the Stock Redemption Agreement effective June 7, 2012 (the "Amendment"), which indebtedness was evidenced by an agreement to pay equal quarterly installments of $40,000. The Amendment further provided that in the event of a specified change of control transaction, certain trusts for the benefit of Ms. Ward and certain other immediate family members are entitled to 1.0% of the net proceeds of such sale (the "Payment Right"). Ms. Ward subsequently assigned 50% of the Payment Right to the Deborah L. Ward 2014 Irrevocable Exempt Trust and 50% of the Payment Right to the David F. Ward 2014 Irrevocable Exempt Trust (collectively, the "Ward Trusts"). In connection therewith, the Company subsequently entered into an Exchange and Release Agreement, dated August 12, 2014, pursuant to which the Company, Ms. Ward, the Ward Trusts, and David F. Ward cancelled the Payment Right in exchange for 186,243 shares of common stock to each of (1) the Deborah L. Ward 2014 Irrevocable Exempt Trust and (2) the David F. Ward 2014 Irrevocable Exempt Trust (372,486 shares of common stock in the aggregate). The Exchange and Release Agreement also terminated the Stock Redemption Agreement in all respects, except as to the Company's continued indebtedness of $120,000 under the promissory note to Ms. Ward, which indebtedness was paid off in October 2014.

In 2014, an affiliated entity of Mr. Hagerman's loaned $4,450,000 to WorkSmartMD, LLC (Ageology) as of December 31, 2014. The Company has an 25% equity interest in Ageology and has outstanding loans of $2,500,000 to Ageology as of December 31, 2014.

The Company was indebted to Mr. Rowe in the original amount of $8,061,966 for the redemption of common stock effective September 18, 2012, which indebtedness was evidenced by an agreement to pay equal quarterly installments of $100,000 with a final payment of $6,161,966 on July 20, 2017. The Company paid off the outstanding debt balance of $7.0 million in October 2014 with proceeds of the initial public offering.

Pre-IPO Company Loan to Named Executive Officer

Mr. Kadlec was indebted to the Company in the amount of $50,000 at November 13, 2012, and in the amount of $100,000 at March 21, 2013, which indebtedness accrued interest at an annual interest rate of 3%, and was evidenced by agreements to pay the loans in full on the earlier to occur of December 1, 2014 or termination of employment with the Company; Mr. Kadlec repaid the loans in full in May 2014.

Other Family Relationships

The Company employs Jennifer Hagerman, Mr. Hagerman's daughter, as its senior director of education and quality. Dr. Hagerman earned the following compensation for her services during fiscal 2014: base salary, $150,747; discretionary and performance-based bonuses, $14,868 in the aggregate; and 401(k) matching contribution, $6,030. We redeemed her right to purchase 2,301 shares of Class A Voting Common Stock in exchange for a cash payment of $25,000, pursuant to a Stock Option Redemption Agreement dated January 2014. In connection with the January redemption of her stock options, Dr. Hagerman also entered into an Employee Securities Agreement. Also in January and April, 2014, respectively, we redeemed 14,931 shares of common stock from Dr. Hagerman in exchange for $250,000 on each redemption, for a total of $500,000 in the aggregate.

Registration Rights Agreement

The Company is a party to an amended and restated registration rights agreement dated as of March 31, 2014 (the "Registration Rights Agreement"), relating to our securities held by certain funds of T. Rowe Price Associates, Inc., Janus Capital Management, LLC, affiliates of Mr. Hagerman, and Mr. Rowe. Under the Registration Rights Agreement, if we propose to register the offer and sale of any of our securities under the Securities Act of 1933, as amended (the "Securities Act") in connection with the public offering of such securities other than with respect to (1) a registration related to a company stock plan or (2) a registration related to the exchange of securities in certain corporate reorganizations or certain other transactions, Mr. Hagerman and Mr. Rowe are entitled to certain "piggyback" registration rights allowing them to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, Messrs. Hagerman and Rowe are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration.

In connection with such piggyback registration rights, we are responsible, subject to certain exceptions, for the expenses of any offering of our shares of common stock offered pursuant to the agreement other than underwriting discounts and selling commissions. The Registration Rights Agreement contains customary indemnification provisions. Further, under the Registration Rights Agreement, each shareholder party agreed, if required by us and the managing underwriter in an underwritten offering, not to effect (other than pursuant to such registration) any public sale or distribution of any of our or their holdings in our Company or securities convertible into any of our equity securities for 90 days after the registration of any offering other than an initial public offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of our common stock as of April 10, 2015 by (A) each of the directors and named executive officers, (B) all of the directors and executive officers as a group, and (C) to our knowledge, beneficial owners of more than 5% of our common stock. As of April 10, 2015, there were 62,415,400 shares of our common stock outstanding. Unless otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed below.

Name of Beneficial Owner	Shares Owned	Right to Acquire(1)	Total	Aggregate Percent of Class
Philip R. Hagerman(2)	26,187,363	—	26,187,363	42.0%
Sean M. Whelan	2,000	290,064	292,064	*
Gary W. Kadlec	—	185,354	185,354	*
Jeffrey M. Rowe(3)	1,706,951	—	1,706,951	2.7%
Atheer A. Kaddis	4,000	443,700	447,700	*
David Dreyer	6,803	—	6,803	*
Kenneth Klepper	36,508	—	36,508	*
Executive officers and directors as a group (7 persons)	26,236,674	919,118	27,155,792	42.9%
T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street Baltimore, MD 21202	4,955,678	—	4,955,678	7.9%

*
Less than one percent.

(1)
Represents shares of our common stock issuable on the exercise of options that are currently exercisable or exercisable within 60 days of April 10, 2015.

(2)
Includes the following trusts for which Mr. Hagerman is the sole trustee and therefore may be deemed to have beneficial ownership: 1,104,309 shares of Common Stock held by the Philip R. Hagerman Revocable Trust, 4,449,689 shares of Common Stock held by the JH GST Trust, 1,647,916 shares of Common Stock held by the 2013 Irrevocable Exempt Trust for Jennifer K. Hagerman, 1,647,917 shares of Common Stock held by the 2013 Irrevocable Exempt Trust for Megan Lineberger, 646,000 shares of Common Stock held by the 2014 Irrevocable Exempt Trust for Jennifer K. Hagerman, 646,000 shares of Common Stock held by the 2014 Irrevocable Exempt Trust for Megan Lineberger, 1,275,000 shares of Common Stock held by the Jocelyn Hagerman 2014 GRAT, 263,500 shares of Common Stock held by the JH Marital Trust, 394,910 shares of Common Stock held by the Irrevocable Trust for Thomas Hagerman, and 394,910 shares of Common Stock held by the Irrevocable Trust for Taylor Hagerman. Mr. Hagerman disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. In addition, Mr. Hagerman has entered into a voting agreement with each of the foregoing and certain additional stockholders holding an aggregate 26,187,364 shares of Common Stock, and by reason of the provisions of Rule 13d-3 of the Act, Mr. Hagerman may be deemed to beneficially own the shares beneficially owned by parties to the voting agreement. Mr. Hagerman disclaims beneficial ownership of these shares.

The Hagerman family entered into a voting agreement, which provides that the members of the Hagerman family will vote as a group. The voting agreement terminates, among other things: upon the liquidation, dissolution or winding up of business operations of the Company or the Company's general assignment for the benefit of creditors; in the sole discretion of Philip Hagerman; upon the death or permanent and substantial incapacity of Philip Hagerman; and six months (or longer, as specified therein) after the later of the date on which Philip Hagerman (1) ceases to be the Chief Executive Officer of the Company and (2) ceases to be the Chairman of the Board of Directors or a director on the Board of Directors and is no longer devoting substantially all of his business efforts to the Company. On September 22, 2014, Mr. Rowe and certain family trusts joined in the voting agreement for a term of at least one year.

(3)
Includes 1,000,284 shares of Common Stock held by Mr. Rowe, 59,500 shares of Common Stock held by the Irrevocable Exempt Trust for Melissa Rowe, 59,500 shares of Common Stock held by the Irrevocable Exempt Trust for Matthew Rowe, 59,500 shares of Common Stock held by the Irrevocable Exempt Trust for Anthony Rowe, 59,500 shares of Common Stock held by the Irrevocable Exempt Trust for Aileen Rowe, 59,500 shares of Common Stock held by the Irrevocable Exempt Trust for Christopher Rowe, 127,500 shares Common Stock held by the Rowe Charitable Remainder Unitrust, and 281,667 shares of Common Stock held by the Rowe Family GST Trust. Mr. Rowe disclaims beneficial ownership except to the extent of his pecuniary interests therein. Pursuant to Mr. Rowe and the foregoing trusts' joinder to the voting agreement, Mr. Hagerman has voting control over these shares of our common stock.

(4)
Based on Schedule 13G filed with the SEC on February 12, 2015 by T. Rowe Price Associates, Inc. Such person reports sole power to vote 528,828 shares and sole power to dispose of 4,955,678 shares.

AUDIT COMMITTEE REPORT

The Audit Committee was formed in August 2014 in advance of our initial public offering. The Board has determined that two of the three members of the Audit Committee are independent under applicable rules and regulations of the NYSE and the SEC, as permitted pursuant to the transaction rules for a new public company. The Audit Committee operates under a written charter approved by the Board, which is reviewed annually by the Audit Committee and the Board, and is posted on the Investor Relations section of the Company's website at www.diplomat.is.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting and internal control functions, to review our reports filed with or furnished to the SEC that include financial statements or results, to monitor compliance with significant legal and regulatory requirements and other risks related to financial reporting and internal control, and the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, currently BDO, and our third-party consultant that handles certain internal audit functions. See "Audit Committee Matters" below for a description of the Audit Committee's pre-approval policies regarding BDO's services. The Audit Committee further has the authority to engage independent advisors as it determines appropriate, apart from counsel or advisors hired by management. Management has the primary responsibility for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and compliance with applicable laws and regulations. BDO is responsible for performing an independent audit of the Company's consolidated financial statements and the effectiveness of the Company's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) ("PCAOB") and for expressing their opinions thereon.

Since the initial public offering in October 2014, among other matters, the Audit Committee:

  •
  Reviewed and discussed with management and BDO the unaudited quarterly financial statements included in Form 10-Q filed with the SEC.

  •
  Reviewed and discussed with BDO the overall scope and plans for its audit for 2014.

  •
  Reviewed and discussed with management and BDO the audited consolidated financial statements, and BDO's opinion thereon, included in the Form 10-K for 2014 filed with the SEC and the 2014 annual report delivered to shareholders.

  •
  Discussed with BDO the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees.

  •
  Received the written disclosures and the letter from BDO required by the applicable requirements of the PCAOB regarding BDO's communications with the Audit Committee concerning independence, and discussed with BDO its independence with respect to the Company, including any relationships which may impact its objectivity and independence and whether the provision of specified non-audit services is compatible with the auditors' independence under current guidelines.

Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Company's annual report on Form 10-K for 2014, which was filed with the SEC on March 3, 2015.

Submitted by the Audit Committee:
David Dreyer, Chairman Kenneth Klepper Gary Kadlec

AUDIT COMMITTEE MATTERS

Pre-Approval Policies and Procedures

In accordance with Audit Committee policy and applicable law, the Audit Committee must pre-approve all services to be provided by BDO, including audit services, audit-related services, tax services and other services. In determining whether to pre-approve such services, the Audit Committee must consider whether the provision of such services is consistent with the independence of BDO. Beginning in 2015, the full Audit Committee generally provides pre-approval for up to a year related to a particular defined task or scope of work and subject to a specific budget. In other cases, the chair of the Audit Committee may pre-approve such services between Audit Committee meetings pursuant to delegated authority from the Audit Committee; the chair then communicates such pre-approvals to the full Audit Committee at the next regularly scheduled meeting.

BDO Fees

The following table sets forth the fees we were billed for audit and other services provided by BDO in 2014 and 2013. All of such services described below were approved in conformity with the Audit Committee's pre-approval policies and procedures described above, to the extent the Audit Committee was formed before the services were provided.

	2014 ($)	2013 ($)
Audit Fees(1)	607,834	128,018
Audit-Related Fees(2)	178,632	—
Tax Fees(3)	115,185	28,817
Other Fees	—	—

Total Fees	901,651	156,835

(1)
Audit fees in 2014 consisted of fees related to audit and reviews of the consolidated financial statements and work related to the initial public offering.

(2)
Audit-related fees in 2014 and 2013 consisted primarily of fees related to acquisition activity.

(3)
Tax fees in 2014 and 2013 consisted of various tax related research and filings.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

In accordance with applicable law, the Audit Committee has ultimate authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm. In February 2015, the Committee reappointed BDO to be our independent registered public accounting firm for 2015. See "Audit Committee Report" and "Audit Committee Matters" for additional information on BDO's services provided to us in 2014.

As the Audit Committee has responsibility for the appointment of our independent registered public accounting firm, your ratification of the appointment of BDO is not necessary. However, the Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Even if the shareholders ratify the appointment of BDO, the Committee may in its sole discretion terminate the engagement of BDO and direct the appointment of another independent registered public accounting firm at any time during the year, although it has no current intent to do so.

Representatives of BDO will attend the meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions from our shareholders.

The Board recommends that you vote FOR the ratification of the Audit Committee's appointment of BDO LLP as our independent registered public accounting firm for 2015.

PROPOSAL NO. 3—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our Board proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC's rules (commonly known as a "say-on-pay" proposal). We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by Section 14 of the Exchange Act. In Proposal No. 4 to this proxy statement, we are also asking shareholders in a non-binding advisory proposal to vote on the frequency of the say-on-pay proposals.

As described in detail under the heading "Compensation Discussion and Analysis," our named executive officer compensation program is designed to attract, motivate, and retain our named executive officers who are critical to our success, and to ensure alignment of such persons with shareholders. Under this program, our named executive officers are rewarded for their service to the Company, the achievement of specific performance goals and the realization of increased shareholder value. We believe our executive officer compensation program also is structured appropriately to support our Company and business objectives, as well as to support our culture. The Compensation Committee regularly reviews the compensation program for our named executive officers to ensure the fulfillment of our compensation philosophy and goals.

Please read the "Compensation Discussion and Analysis," beginning on page 18, and the "Named Executive Officer Compensation Tables," beginning on page 25, for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers in 2014.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote "FOR" the following resolution at the 2015 annual meeting:

    "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. We value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC.

PROPOSAL NO. 4—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION EVERY ONE, TWO OR THREE YEARS

SEC rules also enable our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules, such as Proposal 3 included on page 38 of this proxy statement. By voting on this Proposal No. 4, shareholders may indicate whether they would prefer an advisory vote be held on named executive officer compensation once every one, two or three years.

We believe that it is important to give our shareholders the opportunity to provide input on our executive compensation in a consistent and meaningful manner. As such, the Board believes that our shareholders should have the opportunity to voice their approval or disapproval of our executive compensation each year. The Board believes that annual votes will facilitate the highest level of accountability to and communication with our shareholders. Further, an annual vote clearly ties the advisory vote on executive compensation to the current year's compensation disclosure and avoids the potential for confusion that exists with a biennial or triennial vote as to which year shareholders are being asked to evaluate and vote on.

This advisory vote is non-binding on the Board, but the Board will give careful consideration to the voting results on this proposal and expects to be guided by the alternative that receives the greatest number of votes, even if that alternative does not receive a majority of the votes cast.

The Board recommends that you vote to conduct future advisory votes on names executive officer compensation EVERY ONE YEAR.

ADDITIONAL INFORMATION

Equity Compensation Plans

The following table sets forth certain information as of December 31, 2014 concerning our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	7,225,608(1)	$7.54(2)	3,009,723(3)
Equity compensation plans not approved by security holders	—	—	—

Total	7,225,608	$7.54	3,009,723

(1)
Consists of (A) 6,235,331 outstanding options for our common stock under the 2007 Option Plan, (B) 982,000 outstanding options under the 2014 Omnibus Incentive Plan and (C) 8,277 outstanding shares of restricted stock under the 2014 Omnibus Incentive Plan.

(2)
Excludes restricted stock, which has no exercise price.

(3)
Consists of shares of common stock that may be issued pursuant to stock options, restricted stock, and other equity awards under the 2014 Omnibus Incentive Plan. No additional awards may be issued under the 2007 Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who beneficially own more than 10% of a registered class of our equity securities ("insiders") to file reports with the SEC regarding their pecuniary interest in our equity securities and any changes thereto, and to furnish copies of these reports to us. Based on our review of the insiders' forms furnished to us or filed with the SEC and representations made by the directors and applicable executive officers, no insider failed to file on a timely basis a Section 16(a) report in 2014.

Availability of 2014 Annual Report to Shareholders

SEC rules require us to provide a copy of our 2014 annual report to shareholders who receive this proxy statement. Our 2014 annual report to shareholders includes our annual report on Form 10-K for 2014 (including certain exhibits). We will also provide copies of our 2014 annual report to shareholders, and to brokers, dealers, banks, voting trustees and their nominees for the benefit of beneficial owners. Additional copies of the 2014 annual report to shareholders (excluding certain exhibits or documents incorporated by reference in our annual report on Form 10-K for 2014) are available to shareholders at no charge upon written request to: Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw Street, Flint, MI 48507 or on the Investors section of our website at www.diplomat.is.

Requirements for Submission of Shareholder Proposals and Nominations for 2016 Annual Meeting

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2016 annual meeting of shareholders (pursuant to Rule 14a-8 of the Exchange Act), the proposal must be received by us at our principal executive offices (Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw Street, Flint, MI 48507) by the close of business on December 26, 2015. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Any shareholder director nomination or proposal of other business intended to be presented for consideration at the 2016 annual meeting, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must be received by us at the address stated above not less than 90 days and not more than 120 days before the first anniversary of the date of the 2015 annual meeting. Therefore, such notice must be received between February 6, 2016 and the close of business on March 7, 2016 to be considered timely. However, if our 2016 annual meeting occurs more than 30 days before or 60 days after April 10, 2016, we must receive nominations or proposals (A) not later than the close of business on the later of the 90th day prior to the date of the 2016 annual meeting or the 10th day following the day on which public announcement is made of the date of the 2016 annual meeting, and (B) not earlier than the 120th day prior to the 2016 annual meeting.

The above-mentioned proposals must also be in compliance with our By-Laws and the proxy solicitation rules of the SEC and the NYSE, including but not limited to the information requirements set forth in our By-Laws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.

Solicitation by Board; Expenses

We will pay the cost of preparing, assembling, and mailing the proxy materials. We have requested banks, brokers and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and we will reimburse such record holders for their reasonable expenses in doing so. In addition, our directors, officers and regular employees may solicit proxies by mail, telephone, facsimile or in person, but they will not receive any additional compensation for such work.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 5, 2015

The 2015 proxy statement and 2014 annual report are available at https://materials.proxyvote.com/25456K.

Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.

By Order of the Board of Directors,
Sean M. Whelan CFO, Treasurer and Secretary April 17, 2015

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000245688_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Philip Hagerman 02 David Dreyer DIPLOMAT PHARMACY INC. 4100 SOUTH SAGINAW STREET FLINT, MI 48507 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. 3 Advisory approval of named executive officer compensation. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 4 Advisory approval on the frequency of future advisory votes on named executive officer compensation. NOTE: The shares represented by this Proxy will be voted as directed. If no direction is indicated as to Items 1, 2, 3 or 4, the shares will be voted as the Board recommends, as noted above. Election of Nominees above is for a three year term. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000245688_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K/AR Wrap is/are available at www.proxyvote.com . DIPLOMAT PHARMACY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS – JUNE 5, 2015 The undersigned, a shareholder of DIPLOMAT PHARMACY, INC., hereby appoints Philip R. Hagerman and Sean M. Whelan, and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Friday, June 5, 2015, at 1:00 p.m., local time, or at any postponements or adjournments thereof. The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side of this card on each of the listed matters and in their discretion on any other matters which may properly come before the meeting or any postponement or adjournment thereof. Continued and to be signed on reverse side